UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 29, 2004

LODGENET ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.
SIGNATURES
EXHIBIT INDEX
Underwriting Agreement
Opinion of Counsel

Item 5. Other Events and Required FD Disclosure.

     In connection with its follow-on offering announced on June 15, 2004, LodgeNet Entertainment Corporation (the “Corporation”) priced 3,950,000 shares at $16.50 per share, before underwriting discounts and commissions. In connection with the offering, LodgeNet has agreed to grant to the underwriters an option to purchase up to 592,500 additional shares solely to cover over-allotments. Closing of the offering is subject to customary closing conditions. The underwriting agreement entered into in connection with the follow-on offering is attached hereto as Exhibit 99.1 and the opinion of counsel to the Corporation is attached hereto as Exhibit 99.2.

[Remainder of page is blank.]

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGENET ENTERTAINMENT CORPORATION
Date: June 29, 2004	By	/s/ Scott C. Petersen
Scott C. Petersen
	Its	President and Chief Executive Officer

EXHIBIT INDEX

99.1	Underwriting Agreement
99.2	Opinion of Counsel